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                                   EXHIBIT 5

                 Legal opinion and consent of Alston & Bird.
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                                  ALSTON&BIRD

                              One Atlantic Center
                           1201 West Peachtree Street
                          Atlanta, Georgia 30309-3424

                                  404-881-7000
                               Fax: 404-881-7777



                                October 3, 1996

Printpack, Inc.
4335 Wendell Drive, S.W.
Atlanta, Georgia 30336

      Re: Printpack, Inc. -- Registration Statement on Form S-1 with respect to $100,000,000 9-7/8% Series B Senior Notes due 2004 and $200,000,000 10-5/8% Series B Senior Subordinated Notes Due 2006

Gentlemen:

     We have acted as counsel to Printpack, Inc., a Georgia corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of $100,000,000 aggregate principal amount of 9-7/8% Series B Senior Notes due 2004 (the "Exchange Senior Notes") and $100,000,000 aggregate principal amount of 10-5/8% Senior Subordinated Notes due 2006 (the "Exchange Senior Subordinated Notes," together with the Exchange Senior Notes, the "Exchange Notes"), pursuant to a Registration Statement on Form S-1 (the "Registration Statement"). The Exchange Senior Notes will be issued pursuant to the terms of the Senior Note Indenture, dated August 22, 1996, between the Company and Fleet National Bank ("Fleet"), as trustee (the "Senior Note Indenture"), in exchange for the identical principal amount of any and all of the Company's outstanding 9-7/8% Series A Senior Notes due 2004 (the "Old Senior Notes".
     The Exchange Senior Subordinated Notes will be issued pursuant to the terms of the Senior Subordinated Note Indenture, dated August 22, 1996, between the Company and Fleet, as trustee (the "Senior Subordinated Note Indenture"), in exchange for the identical principal amount of any and all of the Company's outstanding 10-5/8% Series A Senior Subordinated Notes due 2006 (the "Old Senior Subordinated Notes," together with the Old Senior Notes, the "Old Notes"). In connection with the foregoing, we have examined the Company's Articles of Incorporation and Bylaws, the corporate proceedings taken by the Company to authorize the offering, sale and issuance of the Old Notes and the Exchange Notes, the Indentures (including the form of the Exchange Notes), and the Registration Statement. We also have examined and relied upon such other records, documents and other instruments in our judgment are necessary or appropriate in order to express the opinions hereinafter set forth.

                         601 Pennsylvania Avenue, N.W.
                           North Building, Suite 250
                          Washington, D.C. 20004-2601


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Printpack, Inc.
October 3, 1996
Page 2






     Based on the foregoing, we are of the opinion that:

     1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia.

     2. The Exchange Notes have been duly authorized and, when issued and exchanged for the Old Notes in accordance with the terms of the Exchange Offer described in the Prospectus included in the Registration Statement, will be validly issued and binding obligations of the Company.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                        Sincerely,

                                        ALSTON & BIRD



                                        By: /s/ Ralph F. MacDonald, III
                                            ---------------------------
                                                Ralph F. MacDonald, III